Exhibit 10.2

MOBILE APPLICATION

DEVELOPMENT PROPOSAL

Date: January 23, 2017

Client: A La Carte Charts, LLC.

CONFIDENTIAL

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About VURIA: VURIA has provided modern eBusiness solutions to businesses in nearly every sector for just over 15 years. We are experts at assessing and implementing sophisticated custom eBusiness strategies from concept through to completed systems. As a highly capable creative agency and development house, we have excelled in offering affordable and effective strategies to national, regional and local brands. VURIA provides complete and comprehensive eBusiness solutions including custom website design, eCommerce platforms, mobile application development, search engine optimization, search engine marketing, client management systems, CRM’s, lead generation, drip marketing strategy and copy, and video production for television or web. Additionally, as a full service marketing partner we provide services for trade show exhibits, vehicle wraps and creation of all types of print marketing collateral.

Project Outline: A La Carte Charts is looking to expand its functionality and usability for the already established and growing number of users currently using the application. Vuria will be adding functionality including: login capabilities, the ability to leave comments and creation of a market snapshot using data readily available to A La Carte Charts. As part of this application addition, A La Carte Charts is looking to offer a unique mobile application to its visitors, conveying a “leading-edge” approach to enhancing the experience for users reviewing charts already provided on the app.

This proposal outlines the details for the addition of features to the existing A La Carte Charts app, creating a professionally developed application that will help to offer its users the best experience possible.

Confidentiality: The terms and conditions described in this document including the document itself shall be confidential information and shall not be disclosed to any third party.

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PROJECT DETAILS

1)	Mobile Application Development: Vuria will be integrating changes for both iPhone and Android mobile device platforms only (no native tablet app). Integrating new features in an application involves the following process;

a)	Architecture: Integration of App architecture as depicted below:

b)	Graphic Design: Mobile application design and graphical interface creation; Application will be designed to mirror the existing screens on the A La Carte Charts application. The interface will be designed to be clean, modern, and intuitive;

c)	Programming: Complete programming and coding for mobile platforms (Android, and iOS).

App Functionality: The following is a list of features being integrated into the existing A La Carte Charts mobile application.

1.	Login/Registration:

a.	Create Registration page for Application

b.	Create backend database and structure to support sign on capabilities through server application.

c.	Create front end management tool to view, edit, delete, and ban users

d.	Create API for managing users

e.	Create API for Password resets

f.	Sign on capabilities include register, sign in and password reset function for users

g.	For this Phase of project, users will not be able to save specific charts or information to or from the app to be viewed later. Sign in functionality is only intended to give users the ability to comment on specific companies currently presented in A La Carte Charts application.

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2.	Market Snapshot Page:

a.	Create screen to show market snapshot to include Data to Provided by Bar Charts, Client’s data source. Bar Charts data access, Supplied by Client, required for all functionality.

i.	Screen will show current market numbers for DJIA, NASDAQ and S&P 500.

ii.	Create function that allows user to search for charts available through app (to mirror existing search feature on app).

iii.	Function allowing user to search for stock symbol (Info will only be searchable if stock symbol is located within chart available).

3.	Individual Company Detail Screen: Companies with individual detail will be pulled from data already available in existing charts.

a.	Info present for detail

i.	Graph showing 52 Week

ii.	Company High

iii.	Company Low

iv.	52 Week High

v.	52 Week Low

vi	E.P.S.

b.	Comments Section

i.	Create section for users to leave free form comments

ii.	Create API for adding comments to Application

iii.	Create front end management tool for client view, edit or delete comments

iv.	Users will not be able to edit/delete comments (Can only be deleted through Admin)

v.	With this phase of project nesting in comments is not available

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PROJECT FEES

Custom Mobile Application Development:

Vuria to integrate add-ons noted above to A la Carte Charts mobile applications in Android and in iOS as described herein. Upon final payment, client will own all final work product associated with project completed by Vuria.

Price: $48,000.00 Terms: 1/2  Down, balance upon completion.

Accepted and Agreed to by:

	1/23/17		1/23/17
Vuria, LLC	Date	A La Carte Charts, LLC	Date

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NOTES:

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